Exhibit 10.9

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

THIS AMENDMENT AGREEMENT (“Amendment Agreement”) is entered on the day of 3 August, 2007.

BETWEEN

(1)	JAGOTEC AG, a Swiss company having its place of business at Eptingerstrasse 51, CH-4132 Muttenz, Switzerland; and

(2)	SKYEPHARMA AG, a Swiss company having its place of business at Eptingerstrasse 51, CH-4132 Muttenz, Switzerland; and

(3)	NITEC PHARMA AG, a Swiss corporation having a place of business at Kagenstrasse 17, CH-4132 Reinach, Switzerland (together the “Parties”)

Whereas:

(A)	The Parties entered into a development and licence agreement dated 20 August 2004 (the “DLA”) and wish to amend the same in accordance with the terms of this Amendment Agreement.

NOW THEREFORE, in consideration of the mutual premises herein given, the parties agree to amend the DLA as follows:

1.	Definitions

Unless otherwise defined in this Amendment Agreement, all capitalised terms shall have the meanings attributed to them in the DLA.

2.	Amendments to the DLA

The parties agree to the following amendments:

2.1	the definition “Active Drug” shall be deleted and replaced with “shall mean any “glucocorticoid” including cortisone, hydrocortisone, prednisone, prednisolone, methylprednisolone, budesonide, dexamethasone, fludrocortisone, fluocortolone, cloprednole, deflazacort, triamcinolone, and the corresponding salts and esters thereof of a quality suitable for the manufacture of Product meeting the Specifications”;

2.2	the definition “Product” shall be amended by adding the words “any glucocorticoids” and by deleting “prednisone, prednisolone and/or methylprednisolone” after the word “containing”.

3.	Effective Date

This Amendment Agreement shall become effective upon signature by both parties and shall remain in full force and effect until termination or expiry of the DLA.

4.	Remaining Terms of the DLA

4.1	The Parties acknowledge and agree that as (a) at the date hereof Nitec and Jagotec have pursuant to the DLA developed a Product containing Active Drug Prednisone (“Existing Product”) and (b) on or around the date hereof Nitec and Jagotec have entered into a Jagotec Manufacturing Agreement in respect of such Existing Product.

4.2	The DLA contained provision for the development of the Existing Product in accordance with a Development Plan attached thereto which contained time lines which have now passed. Should Nitec develop a Product other than the Existing Product (“New Product”), it shall notify Jagotec and with such notification provide Jagotec with information reasonably sufficient for Jagotec to decide whether or not it wishes to participate in joint development of such New Product (together the “Notification”). Upon receipt of such information the parties shall discuss the terms of a development plan for the New Product and such changes to the DLA as may be necessary and agreed between Jagotec and Nitec to reflect the existence of more than one Product and as are required by Jagotec in connection with carrying out development and other services, including but not limited to an amendment to the hourly rate specified therein and agreement to new timelines. Jagotec may decide in its discretion to participate or not to participate in joint development of the New Product. If (a) Jagotec informs Nitec that it has decided not to participate in joint development or (b) the Parties have not agreed terms for such joint development within […***…] of receipt of Nitec’s Notification, clause 2 of the DLA shall not apply to the New Product and Nitec shall be allowed to develop such New Product with a third party on terms no better than those last proposed by Nitec.

4.3	After the conclusion of any further joint development of the New Product, any manufacture by Jagotec of such New Product shall be subject to Nitec and Jagotec agreeing terms of a further Jagotec Manufacturing Agreement in relation thereto.

4.4	All the provisions of the DLA not specifically modified by this Amendment Agreement shall remain in full force and effect.

***Confidential Treatment Requested

IN WITNESS WHEREOF, each of the parties has caused this Amendment Agreement to be executed by its duly authorised officer or representative.

Signed by:		Signed by:

for and on behalf of JAGOTEC AG		for and on behalf of NITEC PHARMA AG

Name:	/s/ F Patalano S Halseiser	Name: Jochen Mattis	Achim Schäffler
	F Patalano S Halseiser	/s/ Jochen Mattis	/s/ Achim Schäffler

Position:		Position:	Position:
Director		Managing Director	EVP R&D/Prod
Date:	3 August 2007	Date:	03 August 2007

Signed by:

for and on behalf of SKYEPHARMA AG

Name:	/s/ F Patalano S Halseiser
F Patalano S Halseiser

Position:	Director Director
Date:	3 August 2007